    As filed with the Securities and Exchange Commission on November 9, 2000
                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                      RARE HOSPITALITY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Georgia                                     58-1498312
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                         8215 ROSWELL ROAD, BUILDING 600
                             ATLANTA, GEORGIA 30350
               (Address of Principal Executive Offices) (Zip Code)

   RARE HOSPITALITY INTERNATIONAL, INC. NON-QUALIFIED STOCK OPTION AGREEMENTS RARE HOSPITALITY INTERNATIONAL, INC. 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                              PHILIP J. HICKEY, JR.
                      RARE HOSPITALITY INTERNATIONAL, INC.
                         8215 ROSWELL ROAD, BUILDING 600
                             ATLANTA, GEORGIA 30350
                                 (770) 399-9595
(Name, address, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              JOIA M. JOHNSON, ESQ.
                      RARE HOSPITALITY INTERNATIONAL, INC.
                         8215 ROSWELL ROAD, BUILDING 600
                             ATLANTA, GEORGIA 30350


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
             TITLE OF                                                              PROPOSED MAXIMUM         AMOUNT OF
           SECURITIES TO              AMOUNT TO BE        PROPOSED MAXIMUM        AGGREGATE OFFERING       REGISTRATION
           BE REGISTERED              REGISTERED(1)   OFFERING PRICE PER SHARE           PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value            1,500            $ 10.75   (2)            $    16,125 (2)         $    4.26
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value           52,500            $ 12.1667 (2)            $   638,750 (2)         $  168.63
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value           15,000            $ 12.416  (2)            $   186,250 (2)         $   49.17
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value           37,500            $ 12.666  (2)            $   475,000 (2)         $  125.40
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value          254,250            $ 12.7926 (2)            $ 3,252,518 (2)         $  858.63
------------------------------------------------------------------------------------------------------------------------
    Common stock, no par value          862,500(3)         $ 23.53125(4)            $20,295,703 (4)         $5,358.07
------------------------------------------------------------------------------------------------------------------------
Total                                 1,223,250                                                             $6,564.16
========================================================================================================================

-----------------------------


(1) Consists of shares of common stock that the registrant may issue pursuant to options granted under the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan and non-qualified stock option agreements between the registrant and certain of its employees, consultants and advisors, as adjusted for the registrant's stock dividend, whereby, effective as of September 5, 2000, the registrant distributed one share of common stock for every two shares of common stock held by its stockholders on August 15, 2000 (the "Stock Dividend").

(2) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) and based upon the exercise price of such options, as adjusted for the Stock Dividend.

(3) Amendment No. 3 to the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan increased the number of shares of common stock available for issuance under the plan by 575,000, or 862, 500 as adjusted for the Stock Dividend. The remaining 1,1250,000 shares of common stock available for issuance under such plan, as adjusted for the Stock Dividend, were registered on a previously filed registration statement on Form S-8 (File No. 333-65485).

(4) Based on the average of the high and low price of shares of the registrant's common stock reported on the Nasdaq National Market System on November 6, 2000, pursuant to Rules 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         We will provide the documents constituting Part I of this registration statement to holders of outstanding non-qualified stock options and participants in the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for our latest fiscal year for which such statements have been filed.

         (b) All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of our common stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         (d) The description of our rights to purchase Series A junior participating preferred stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.


         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation eliminate the personal liability of our directors to us or our shareholders for monetary damage for any breach of duty as a director, provided that we cannot eliminate or limit the liability of a director for:

         - a breach of duty involving appropriation of a business opportunity of ours;

         - an act or omission which involves intentional misconduct or a knowing violation of law;

         - any transaction from which the director receives an improper personal benefit; or

         -        unlawful corporate distributions.

         Our bylaws require us to indemnify any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was one of our directors or officers, against liability incurred by the director or officer in such proceeding except for any liability incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for:

         - any appropriation, in violation of such director's or officer's duties, of any business opportunity of ours;

         - acts or omissions which involve intentional misconduct or a knowing violation of law;

         -        unlawful corporate distributions; or

         - any transaction from which such officer or director received an improper personal benefit.

         Indemnified persons would also be entitled to have us advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our officers and directors pursuant to these provisions, the Commission has informed us that in its opinion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         We have entered into separate indemnity agreements with each of our directors and executive officers, under which we agree to indemnify them and to advance them expenses in a manner and subject to terms and conditions similar to those set forth in our articles of incorporation and bylaws.

         We maintain a standard form of officers' and directors' liability insurance policy which provides coverage to our officers and directors for liabilities, including liabilities which may arise out of this registration statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to our annual report on Form 10-K for the fiscal year ended December 28, 1997).

         4.2 Bylaws, as amended, (incorporated by reference from Exhibit 3(b) to our annual report on Form 10-K for the fiscal year ended December 28,
1997).

         4.3 Form of RARE Hospitality International, Inc. Non-Qualified Stock Option Agreement between the registrant and certain of its employees, consultants and advisors.

         4.4 RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (incorporated by reference from Exhibit 10(i) of the registrant's annual report on Form 10-K for the fiscal year ended December 28, 1997).

         4.5 Amendment No. 1 to RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (incorporated by reference from Exhibit 10(j) of the registrant's annual report on Form 10-K for the fiscal year ended December 28,
1997).

         4.6 Amendment No. 2 to RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (incorporated by reference from Exhibit 10(i) of the registrant's annual report on Form 10-K for the fiscal year ended December 27,
1998).

         4.7 Amendment No. 3 to RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 of the registrant's quarterly report on Form 10-Q for the quarterly period ended July 2, 2000).

         4.8 Shareholder Protection Rights Agreement dated as of November 4, 1997, between the registrant and SunTrust Bank, Atlanta, as rights agent (incorporated by reference from Exhibit 99.1 to our current report on Form 8-K dated November 4, 1997).

         5.1 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

         23.1     Consent of Alston & Bird LLP (included in Exhibit 5.1).

         23.2     Consent of KPMG LLP.

         24.1 Power of Attorney (included on the signature page contained on page II-6).

--------------

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this
Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RARE Hospitality International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 8th day of November, 2000.

                              RARE Hospitality International, Inc.

                              By: /s/ Philip J. Hickey, Jr.
                                  ---------------------------------------------
                                  Philip J. Hickey, Jr.
                                  Chief Executive Officer
                                  (Principal Executive Officer)


                              By: /s/ W. Douglas Benn
                                  ---------------------------------------------
                                  W. Douglas Benn
                                  Executive Vice President, Finance and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                            (Continued on next page)

                                POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Philip J. Hickey, Jr., and W. Douglas Benn, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits, and other related documents, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or her/his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                    TITLE                                DATE
               ---------                                    -----                                ----
/s/George W. McKerrow, Jr.                Chairman and Director                       November 8, 2000
------------------------------------
George W. McKerrow, Jr.

/s/ Philip J. Hickey, Jr                  Chief Executive Officer and Director        November 8, 2000
------------------------------------
Philip J. Hickey, Jr.

/s/ Don L. Chapman                        Director                                    November 8, 2000
------------------------------------
Don L. Chapman

/s/ Lewis H. Jordan                       Director                                    November 8, 2000
------------------------------------
Lewis H. Jordan

                                          Director                                    November __, 2000
------------------------------------
George W. McKerrow, Sr.

/s/ John G. Pawly                         Director                                    November 8, 2000
------------------------------------
John G. Pawly

/s/ Ronald W. San Martin                  Director                                    November 8, 2000
------------------------------------
Ronald W. San Martin

/s/ Carolyn H. Baldwin                    Director                                    November 8, 2000
------------------------------------
Carolyn H. Baldwin